Exhibit 99

News Release

First Regional	1801 Century Park East
Bancorp	Century City, California 90067
Telephone (310) 552-1776
Facsimile (310) 552-1772

IMMEDIATE RELEASE

FIRST REGIONAL BANCORP REPORTS OPERATING RESULTS FOR THIRD QUARTER AND FIRST NINE MONTHS OF 2009

CENTURY CITY, CALIFORNIA (November 12, 2009)—First Regional Bancorp (Nasdaq-GSM:  FRGB) today announced financial results for the third quarter and nine months ended September 30, 2009.  The Company reported a net loss for the quarter ended September 30, 2009 of $1.6 million, equal to 13 cents per diluted share, compared to net income for the third quarter of 2008 of $1.2 million, equal to 9 cents per diluted share.

Following the findings of a recent regulatory examination of the Company’s First Regional Bank subsidiary, the Company determined that it will restate its Quarterly Report on Form 10-Q for the period ended June 30, 2009. By restating, the Company will ensure consistency between the revised Form 10-Q and First Regional Bank’s June 30, 2009 quarterly Call Report, which was re-filed to reflect the examination findings.  As a result, the second-quarter net loss increased to $110.8 million, or $9.36 per share.  For the first nine months of 2009, the Company recorded a net loss of $115.6 million, or $9.77 per diluted share, versus a net loss of $12.6 million, equal to $1.07 per diluted share, for the same period in 2008.

Changes to the second quarter include a $69.9 million increase in the allowance for loan losses to reflect an adjustment to the factors utilized in calculating the allowance for loan losses as of June 30, 2009. These include recent trends in delinquent, classified and non-performing loans in the Bank’s loan portfolio, as well as changes in property values in the market areas served by the Bank. The revised report also reflects the write-down of certain loans, and the $20.7 million expense of establishing a valuation allowance for deferred tax assets.  The joint examination commenced on July 13, 2009 and concluded on September 24, 2009 using a June 30, 2009 control date.

In the third quarter, the Company continued its program of reducing assets in order to focus more closely on its core banking relationships, and at September 30, 2009 total assets were $2.188 billion, compared to $2.418 billion one year earlier. Total deposits declined to $1.858 billion from $2.045 billion a year earlier, while net loans fell to $1.930 billion from $2.248 billion at September 30, 2008.

Reflecting the current severe economic conditions, and the results of the recently-completed joint examination of First Regional Bank, for the nine months ended September 30, 2009 First Regional has made  $109.0 million in provisions to its allowance for loan losses and charged off a total of $112.8 million in loans. These transactions brought the loan loss allowance to $57.8 million, or 2.91% of gross loans, at September 30, 2009. Nonperforming assets as of the same date totaled $384.3 million, or 18.65% of gross loans plus other real estate owned, compared to $33.1 million at September 30, 2008.

H. Anthony Gartshore, President and Chief Executive Officer, commented: “The current economic environment has severely impacted businesses and financial institutions, and First Regional certainly is no exception.  We are confident, however, that we have the determination, the resources, and the experience necessary to meet these profound challenges.

“While the vast majority of our loan portfolio continues to be well-secured and to perform as agreed, we remain focused on our long-standing practice of confronting challenges fully, directly, and realistically.  Notably, most of our nonperforming assets are secured by real estate, and thus our risk of loss is mitigated by the value of the underlying collateral even in today’s distressed market.  We continued to make steady progress in reducing our inventory of nonperforming assets in the third quarter.  Nonetheless, additional loan loss provisions will be made if warranted based on our ongoing analysis of First Regional’s loan portfolio performance and economic conditions in general.”

Mr. Gartshore continued: “First Regional’s long-standing emphasis on capital strength has been a key factor throughout the current economic environment.  Recent operating losses, however, including those of our revised second quarter, have reduced some of First Regional Bank’s capital ratios below the “well capitalized” standards, and below the levels which the bank has committed to its regulators to maintain.  Accordingly, we are working diligently, and exploring a variety of approaches, to restore First Regional’s capital strength to the standards to which we have long adhered.  To that end, we applaud the prompt congressional passage of a bill to amend the tax treatment of net operating loss carry-backs.  Thanks to this bill, First Regional will be able to recover a substantial portion of its recently-established valuation allowance for deferred tax assets, further strengthening our capital position.”

He concluded: “One of our core strengths is the ability to provide our clients with the high-quality service and the efficient, cost-effective operation they have come to expect, along with today’s increased FDIC-insured safety.

“Throughout its 30-year history, First Regional has demonstrated the ability to navigate challenging economic times.  Today’s environment continues to require stringent measures, but we are committed to taking the actions necessary, however difficult, to support current operations and prepare the way for progress and profitable growth as the economy stabilizes and begins to recover.”

First Regional Bancorp is a bank holding company headquartered in Century City, California.  Its subsidiary, First Regional Bank, specializes in providing businesses and professionals with the management expertise of a major bank and the personalized service of an independent.

# # #

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)

	(000’s omitted)
As of September 30,	2009	2008

ASSETS:
Cash and due from banks	$27,124	$24,886
Federal funds sold	20,695	8,815
Cash and cash equivalents	47,819	33,701

Investment securities, available for sale	27,188	24,331
Interest-bearing deposits in financial institutions	14,313	2,004
Federal Home Loan Bank stock - at cost	7,990	11,781
Loans - net of allowance	1,929,812	2,247,934
Premises and equipment, net of depreciation	4,281	5,052
Other real estate owned	73,156	4,605
Accrued interest receivable and other assets	83,460	88,557

Total assets	$2,188,019	$2,417,965

LIABILITIES AND CAPITAL:
Demand deposits	$387,862	$369,283
Savings deposits	52,300	58,774
Money market deposits	491,797	700,453
Time deposits	926,128	916,179

Total deposits	1,858,087	2,044,689

Funds purchased	0	0
Federal Home Loan Bank advances	170,000	90,000
Subordinated debentures	100,517	100,517
Accrued interest payable and other liabilities	23,924	22,004

Total liabilities	2,152,528	2,257,210

Stated capital	45,467	44,882
Retained earnings (deficit)	(10,761)	115,881
Net unrealized gains (losses) on available-for-sale securities, net of taxes	785	(8)

Total shareholders’ equity	35,491	160,755

Total liabilities and shareholders’ equity	$2,188,019	$2,417,965

Book value per share outstanding	$3.00	$13.59

Total shares outstanding	11,836,016	11,829,654

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008

Interest on loans	$22,954	$37,136	$75,250	$113,389
Interest on federal funds sold	18	105	78	278
Interest on deposits in financial institutions	13	13	39	136
Interest on investment securities	327	329	968	1,005

Total interest income	23,312	37,583	76,335	114,808

Interest on deposits	8,117	11,884	28,930	32,388
Interest on subordinated debentures	639	1,210	2,416	4,050
Interest on FHLB advances	83	750	165	4,086
Interest on other borrowings	0	1	0	33

Total interest expense	8,839	13,845	31,511	40,557

Net interest income	14,473	23,738	44,824	74,251

Provision for loan losses	462	10,418	108,967	65,951

Net interest income after provision for loan losses	14,011	13,320	(64,143)	8,300

Other operating income	2,416	2,393	6,695	10,045

Salaries and related benefits	7,994	7,815	25,046	25,788
Occupancy expenses	1,016	993	3,038	2,916
Other operating expenses	8,998	5,134	25,457	12,637

Total other operating expenses	18,008	13,942	53,541	41,341

Income (loss) before provision (benefit) for income taxes	(1,581)	1,771	(110,989)	(22,996)

Provision for income taxes (benefit)	0	589	4,611	(10,400)

Net income (loss)	$(1,581)	$1,182	$(115,600)	$(12,596)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2009	2008	2009	2008

Net income (loss) per share
Basic	$(0.13)	$0.10	$(9.77)	$(1.07)
Diluted	$(0.13)	$0.09	$(9.77)	$(1.07)

Average shares outstanding	11,836,016	11,821,961	11,835,776	11,812,896
Diluted average shares	11,836,016	12,759,009	11,835,776	11,812,896

Average equity	$29,435	$162,179	$100,495	$170,264
Average assets	$2,196,798	$2,435,671	$2,362,176	$2,361,678
Return on average equity (%)	(21.31)	2.90	(153.80)	(9.88)
Return on average assets (%)	(0.29)	0.19	(6.54)	(0.71)
Efficiency ratio (%)	106.63	53.35	103.92	49.04
Number of employees	284	296
Assets per employee (000s)	$7,704	$8,169

CREDIT QUALITY

Beginning reserve for loan losses (000s)	$61,403	$44,152	$61,336	$22,771
Loan loss provisions	462	10,418	108,967	65,951
Loan recoveries	136	0	216	18
Loan chargeoffs	4,097	0	112,836	34,244
Net change in allowance for unfunded loan commitments	(106)	104	115	178
Ending reserve for loan losses (000s)	$57,798	$54,674	$57,798	$54,674

Loans Past Due 30-89 days	$85,599	$20,614

Loans Past Due 90 Days or More	$748	$0
Nonaccrual Loans	310,420	28,497
Other Real Estate Owned	73,156	4,605
Nonperforming Assets	$384,324	$33,102

Nonperforming Assets / Gross Loans + OREO (%)	18.65	1.43
Reserve for Loan Losses / Nonperforming Assets (%)	15.04	165.17
Reserve for Loan Losses / Gross Loans (%)	2.91	2.37

The following is a schedule of the primary components of First Regional Bank’s loan portfolio as of September 30, 2009.

	Disbursed Balance as of September 30, 2009	Percentage of Total

Commercial Real Estate Loans
Construction

Condominium	$195,826,000	9.84%
Apartment	53,642,000	2.70%
Single Family Residence	56,874,000	2.86%
Office	8,326,000	0.42%
Retail	63,359,000	3.18%
Commercial/Industrial	0	0.00%
Mixed Use	22,328,000	1.12%
Other (Hotel/Motel)	6,187,000	0.31%

Total	406,542,000	20.43%

Mini Perm/Bridge

Condominium	48,630,000	2.44%
Apartment	464,216,000	23.32%
Single Family Residence	28,274,000	1.42%
Office	84,132,000	4.23%
Retail	161,583,000	8.12%
Commercial/Industrial	32,268,000	1.62%
Mixed Use	123,747,000	6.22%
Other (Hotel/Motel)	223,252,000	11.22%

Total	1,166,102,000	58.59%

Land Loans by County

California Counties
Los Angeles	101,418,000	5.09%
Orange	28,030,000	1.41%
Riverside	6,462,000	0.32%
San Bernardino	4,691,000	0.24%
San Diego	6,386,000	0.32%
Other	8,498,000	0.43%

California Total	155,485,000	7.81%

Other States	21,814,000	1.10%

Total Land Loans	177,299,000	8.91%

Government Guaranteed Loans	741,000	0.04%

Total Real Estate Loans	1,750,684,000	87.96%

Commercial Non-Real Estate Secured Loans	239,625,000	12.04%

Total Loans	1,990,309,000	100.00%

Less - Allowance for loan losses	57,798,000
- Deferred loan fees	2,699,000

Net loans	$1,929,812,000

	(000s omitted)
	For the Three Months Ended September 30,
	2009			2008
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross loans	$2,071,899	$22,954	4.40	$2,328,298	$37,136	6.35
Funds sold	27,742	18	0.26	21,434	105	1.95
Interest-bearing deposits in financial institutions	14,223	13	0.36	2,002	13	2.58
Investment securities	25,936	327	5.00	24,583	329	5.32
Total earning assets	$2,139,800	$23,312	4.32	$2,376,317	$37,583	6.29

Deposits	$1,968,574	$8,117	1.64	$2,066,357	$11,884	2.29
Federal Home Loan Bank advances	106,359	83	0.31	130,380	750	2.29
Subordinated debentures	100,517	639	2.52	100,517	1,210	4.79
Funds purchased	53	0	0.00	230	1	1.73
Total bearing liabilities	$2,175,503	$8,839	1.61	$2,297,484	$13,845	2.40

Net interest spread (1)			2.71			3.89

Net interest margin (2)			2.68			3.97

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.

	(000s omitted)
	For the Nine Months Ended September 30,
	2009			2008
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross Loans	$2,224,890	$75,250	4.52	$2,249,687	$113,389	6.73
Funds Sold	44,544	78	0.23	17,182	278	2.16
Interest-bearing deposits in financial institutions	8,891	39	0.59	4,737	136	3.84
Investment Securities	25,530	968	5.07	24,698	1,005	5.44
Total Earning Assets	$2,303,855	$76,335	4.43	$2,296,304	$114,808	6.68

Deposits	$2,091,830	$28,930	1.85	$1,883,262	$32,388	2.30
Federal Home Loan Bank Advances	67,629	165	0.33	213,544	4,086	2.56
Subordinated Debentures	100,517	2,416	3.21	100,517	4,050	5.38
Funds purchased	30	0	0.00	1,489	33	2.96
Total Bearing Liabilities	$2,260,006	$31,511	1.86	$2,198,812	$40,557	2.46

Net Interest Spread (1)			2.57			4.22

Net Interest Margin (2)			2.60			4.32

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.